Exhibit 10.21a

Extension of LOI

The Term Sheet effective as of April 25, 2023 and extended as of November 29, 2023, is between Cycurion Inc, a Delaware corporation, (the “Buyer”), with principal offices located at 1749 Old Meadow Road, Suite 500, McLean Virginia 22102 on the one hand, and SLG Innovation, Inc., an Illinois corporation (the “Company”) with principal offices located at 110 North Wacker Drive, Suite 2500, Chicago, Illinois 60606 and the holders of a majority of the outstanding capital stock of the Company (the “Majority Shareholders”) have agreed to extend the termination date of the Binding term sheet to April 30, 2024. The date set forth in Term Sheet of November 30, 2023 is hereby extended to April 29, 2024. With the extension, the shareholders of SLG will receive an additional $1MM of Buyer Common Stock. Buyer Common Stock will be granted as Preferred Convertible Stock to be allocated within the first 18 months from the date of the go-public transaction.

[signatures on the next page]

IN WITNESS WHEREOF, the Company has caused this Term Sheet extension to be signed in its name by its duly authorized officer effective as of the date first written above.

SLG INNOVATION, INC.

By:	/s/ Ed Burns
Ed Burns, Chief Executive Officer

/s/ ED BURNS
ED BURNS, shareholder

/s/ KEN COBB
KEN COBB, shareholder

CYCURION, INC.

By:	/s/ Alvin, McCoy, III
Alvin, McCoy, III, Chief Financial Officer